United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 21, 2006 (July 17, 2006)

ePlus inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28926	54-1817218
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13595 Dulles Technology Drive, Herndon, VA 20171-3413
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (703) 984-8400

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On July 17, 2006, ePlus, inc. (the “Company”) notified The Nasdaq Global Market (formerly named The Nasdaq National Market) that it had not timely filed its Annual Report on Form 10-K for the fiscal year ended March 31, 2006 with the Securities and Exchange Commission (“SEC”), and therefore, the Company was not in compliance with Nasdaq’s filing requirement as set forth in Nasdaq Marketplace Rule 4310(c)(14). Nasdaq requires, among other things, that the Company timely file all required reports with the SEC. Consequently, on July 18, 2006, the Company received a staff determination letter from the staff of Nasdaq indicating that, as a result of not having timely filed the Annual Report on Form 10-K for the fiscal year ended March 31, 2006 as required, the Company’s common stock will be delisted from the Nasdaq Global Market at the opening of business on July 27, 2006, unless the Company requests a hearing in accordance with the Nasdaq Marketplace Rule 4800 series.

The Company intends to appeal the staff’s determination by requesting a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”). Under Nasdaq’s rules, a timely hearing request automatically stays the delisting of the Company’s securities pending the Panel’s decision. There can be no assurance that the Panel will grant the Company’s request for continued listing.

As previously disclosed, the Company’s delay in filing its Form 10-K is due to its compilation of the effect of restating its statement of cash flows, and an Audit Committee review of certain stock options that were granted to the Company’s four senior managers and reported in a Form 8-K filed by the Company on February 10, 2005. The Chief Executive Officer received a letter dated June 20, 2006 from a stockholder raising concerns regarding these stock option grants. The Chief Executive Officer forwarded the letter to the Chairman of the Company’s Audit Committee and it commenced an investigation and retained independent legal counsel to assist it. In connection with its review of the stock options reported in the Form 8-K filed on February 10, 2005, the Audit Committee has decided to review additional stock option grants by the Company since its initial public offering in 1996. The Audit Committee’s investigation has not been concluded as of the date of this report.

A copy of the Company’s press release issued on July 21, 2006, relating to the foregoing, is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Exhibits
99.1 Press Release dated July 21, 2006 issued by ePlus inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By: /s/ Steven J. Mencarini
Steven J. Mencarini
Date: July 21, 2006	Chief Financial Officer

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